Exhibit 99.1

             Hungarian Telephone and Cable Reports Second
                    Quarter 2003 Financial Results


    SEATTLE--(BUSINESS WIRE)--Aug. 13, 2003--Hungarian Telephone and Cable Corp. (AMEX:HTC) announced its financial results for the second quarter and six months ended June 30, 2003.

    RESULTS FOR SECOND QUARTER

    Due to an unexpected devaluation of the Hungarian forint by the Hungarian National Bank, in conjunction with the Hungarian government, the Hungarian forint weakened considerably against the euro (approximately 11%) and U.S. dollar (approximately 3%) between January 1, 2003, and June 30, 2003. As a result of this devaluation and the resulting volatility of the Hungarian forint on foreign currency markets, Hungarian Telephone suffered a net foreign exchange loss of $6.3 million during the second quarter of 2003. This foreign exchange loss caused the Company to report a net loss attributable to common stockholders of $1.4 million, or $0.11 per share on a diluted basis, for the second quarter of 2003, compared to a net income attributable to common stockholders of $5.5 million, or $0.44 per share on a diluted basis, for the second quarter of 2002. Excluding the exchange loss and related deferred income tax effects, the Company would have reported a net income attributable to common stockholders of $4.6 million, or $0.35 per share on a diluted basis, for the second quarter of 2003, compared to a net income of $2.9 million, or $0.23 per share on a diluted basis, for the second quarter of 2002. Adjusted EBITDA increased 26% to $9.6 million for the three months ended June 30, 2003, from $7.6 million for the three months ended June 30, 2002. Income from operations increased $1.5 million to $6.7 million for the second quarter of 2003, from $5.2 million for the second quarter of 2002. Net measured service and subscription revenues increased $2.1 million, or 20%, to $12.6 million for the three months ended June 30, 2003, from $10.5 million for the three months ended June 30, 2002. Net telephone service revenues increased 21% to $15.0 million for the three months ended June 30, 2003, from $12.4 million for the three months ended June 30, 2002. Net cash provided by operating activities increased 50%, to $6.3 million for the second quarter of 2003, from $4.2 million for the second quarter of 2002.

    RESULTS FOR SIX MONTHS

    The unexpected devaluation of the Hungarian forint in the second quarter also affected Hungarian Telephone's year-to-date results for the six month period ended June 30, 2003. The foreign exchange loss reported during the second quarter has caused the Company to report a net loss attributable to common stockholders of $0.4 million, or $0.03 per share on a diluted basis, for the six months ended June 30, 2003, compared to a net income attributable to common stockholders of $9.1 million, or $0.73 per share on a diluted basis, reported for the six months ended June 30, 2002. Excluding the exchange loss and related deferred income tax benefit, the Company would have reported a net income attributable to common stockholders of $8.6 million, or $0.67 per share on a diluted basis, for the six months ended June 30, 2003, compared to a net income of $5.9 million, or $0.46 per share on a diluted basis, for the six months ended June 30, 2002. Adjusted EBITDA increased 28% to $19.3 million for the six months ended June 30, 2003, from $15.1 million for the six months ended June 30, 2002. Income from operations increased $3.4 million to $13.7 million for the six month period ended June 30, 2003, from $10.3 million for the six month period ended June 30, 2002. Net measured service and subscription revenues increased $4.8 million, or 23%, to $25.4 million for the six months ended June 30, 2003, from $20.6 million for the six months ended June 30, 2002. Net telephone service revenues increased 23% to $30.0 million for the six months ended June 30, 2003, from $24.3 million for the six months ended June 30, 2002. Net cash provided by operating activities increased 30%, to $13.7 million for the six months ended June 30, 2003, from $10.5 million for the six months ended June 30, 2002.

    COMMENTS FROM OLE BERTRAM

    Commenting on these financial results, Ole Bertram, President and Chief Executive Officer stated, "The important thing for the shareholders of Hungarian Telephone to be aware of as they review the Company's financial statements is that Hungarian Telephone's operations and cash flow are stable. As a U.S. incorporated and exchange listed company, we are required to report our results in U.S. dollars. Since our Hungarian operating subsidiary holds debt in both euros and U.S. dollars, the results of the parent company are affected by fluctuations in the value of the Hungarian forint against the euro and U.S. dollar. When the Hungarian forint strengthens versus the euro or U.S. dollar, Hungarian Telephone's financial results are positively affected, as was the case during the past two years. Conversely, when the Hungarian forint weakens versus the euro or U.S. dollar, as was the case during this quarter, Hungarian Telephone's financial results are negatively affected. At the present time, the Hungarian forint has strengthened towards the euro and U.S. dollar from where it was as of June 30, and if this stays true until September 30, 2003, Hungarian Telephone will recognize a foreign exchange gain during the third quarter of 2003."
    Mr. Bertram went on to say, "Regardless of the fluctuations in the foreign currency markets, Hungarian Telephone continues to generate positive cash flow and de-lever its balance sheet, as is evidenced by the $43.1 million of debt the Company has repaid during the past two years. Our basic goals remain the same -- to improve Hungarian Telephone's operations and create the second full-service telecommunications operator in Hungary."
    The Company uses certain non-GAAP financial measures in evaluating its performance. These include net income excluding certain items and Adjusted EBITDA (earnings before interest expense, interest income, foreign exchange gains/loss, taxes, depreciation and amortization, and other, net). A reconciliation of the differences between these non-GAAP financial measures and the most comparable financial measures calculated and presented in accordance with GAAP is included in the tables that follow. The non-GAAP financial measures referred to in this press release are by definition not measures of financial performance under generally accepted accounting principles and are not alternatives to operating income or net income/loss reflected in the statement of operations and are not necessarily indicative of cash available to fund all cash flow needs. The non-GAAP financial measures used by the Company may not be comparable to similarly titled measures of other companies.
    Net income excluding certain items is net loss/income without taking into account the recorded foreign exchange gain/loss and the related deferred income tax benefit. Adjusted EBITDA is cash flow from operations adjusted for changes in working capital, income taxes paid, interest paid, interest received, and other miscellaneous changes.
    Management uses these non-GAAP financial measures for various purposes including: measuring and evaluating the Company's financial and operational performance; making compensation decisions; planning and budgeting decisions; and financial planning purposes. The Company believes that presentation of these non-GAAP financial measures is useful to investors because it (i) reflects management's view of core operations and cash flow generation upon which management bases financial, operational, compensation and planning decisions and (ii) presents measurements that investors and its lending banks have indicated to management are important in assessing the Company and its liquidity. While the Company utilizes these non-GAAP financial measures in managing its business and believes they are useful to management and to investors for the reasons described above, these non-GAAP financial measures have certain shortcomings. In particular, Adjusted EBITDA does not take into account changes in working capital and financial statement items below income from operations, and the resultant effect of these items on the Company's cash flow. Net income excluding foreign exchange gains/losses does not take into account the foreign exchange gains/losses, however these gains/losses may recur in future periods depending upon currency movements. Management compensates for the shortcomings of these measures by utilizing them in conjunction with their comparable GAAP financial measures. The information in this press release should be read in conjunction with the financial statements and footnotes contained in our documents to be filed with the U.S. Securities and Exchange Commission.

    ABOUT HUNGARIAN TELEPHONE AND CABLE CORP.

    Hungarian Telephone and Cable Corp. is a provider of telephone, ISDN, Internet and other telecommunications services in the Republic of Hungary. The Company operates nearly 197,000 lines serving over 668,000 people through one Hungarian subsidiary, which has been granted 25-year telecommunications concessions by the Hungarian government in five defined operating regions.

    Note: This press release contains forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. These and all forward-looking statements are only predictions or statements of current plans that are constantly under review by the Company. Such statements are qualified by important factors that may cause actual results to differ from those contemplated, including as a result of those factors detailed from time to time in the company's Securities and Exchange Commission filings. The foregoing information should be read in conjunction with the company's filings with the U.S. Securities and Exchange Commission including, but not limited to, reports on Forms 10-K and 10-Q. The company has no obligation to update or revise these forward-looking statements to reflect the occurrence of future events or circumstances.


                  Hungarian Telephone and Cable Corp.
                        Financial Highlights
                 (In Millions, Except Per Share Data)
                              (unaudited)

                                               Second Quarter ended
                                                     June 30
                                             -------------------------
                                                2003          2002
                                             -----------   -----------
Measured Service Revenues                       $8.2          $7.4
Subscription Revenues                            6.1           4.9
Net Interconnect Charges                        (1.7)         (1.8)
                                             -----------   -----------
  Net Measured Service and
  Subscription Revenues                         12.6          10.5
Connection Fees                                  0.7           0.6
Other Operating Revenues                         1.7           1.3
                                             -----------   -----------
  Telephone Service Revenues, Net               15.0          12.4
                                             -----------   -----------
Income from Operations                           6.7           5.2
Net (Loss) Income                               (1.3)          5.6
Net (Loss) Income Per
  Common Share:
    Basic                                     ($0.11)        $0.46
    Diluted                                   ($0.11)        $0.44
Weighted Average Number of Shares
  Outstanding:
    Basic                                       12.2          12.1
    Diluted                                     12.2          12.6


                                                  Six Months ended
                                                       June 30
                                               -----------------------
                                                  2003        2002
                                               ----------- -----------
Measured Service Revenues                        $16.5        $14.5
Subscription Revenues                             12.3          9.5
Net Interconnect Charges                          (3.4)        (3.4)
                                               ----------- -----------
 Net Measured Service and
 Subscription Revenues                            25.4         20.6
Connection Fees                                    1.4          1.2
Other Operating Revenues                           3.2          2.5
                                               ----------- -----------
 Telephone Service Revenues, Net                  30.0         24.3
                                               ----------- -----------
Income from Operations                            13.7         10.3
Net (Loss) Income                                ($0.3)         9.2
Net (Loss) Income Per
 Common Share:
   Basic                                        ($0.03)       $0.75
   Diluted                                      ($0.03)       $0.73
Weighted Average Number of Shares
 Outstanding:
   Basic                                          12.2         12.1
   Diluted                                        12.2         12.5


                             Balance Sheet

                                           Quarter Ended  Year Ended
                                             June 30      December 31
                                               2003          2002
                                           ------------- -------------
                                             (unaudited)

Current Assets                                 26.3          25.0
Property, Plant and
  Equipment, net                              110.8         118.7
Total Assets                                  159.5         169.1

Total Current Liabilities                      27.0          29.2
Long Term Debt                                 96.7         102.2
Total Stockholders Equity                      29.4          29.8
Total Liabilities and
  Stockholders Equity                         159.5         169.1


Reconciliation of Non-GAAP Financial Measures:

Net (Loss) Income to Net Income Excluding Certain Items
(In Millions)
(unaudited)

                                  Three Months Ended  Six Months Ended
                                        June 30,        June 30,
                                     2003     2002     2003     2002
                                   -------- -------- -------- --------
Net (Loss) Income as Reported       ($1.3)   $5.6     ($0.3)   $9.2

Foreign Exchange Loss (Gain)         $6.3   ($2.7)     $9.6   ($3.3)
Deferred Income Tax Benefit on
   Foreign Exchange Loss (Gain)     ($0.4)      -     ($0.7)      -
                                   -------- -------- -------- --------
Net Income Excluding Certain Items   $4.6    $2.9      $8.6    $5.9
                                   ======== ======== ======== ========


Net (Loss) Income Per Share Fully Diluted to Net Income Per Share
Fully Diluted Excluding Certain Items
(unaudited)

                                  Three Months Ended  Six Months Ended
                                         June 30,         June 30,
                                     2003     2002     2003     2002
                                   -------- -------- -------- --------
Net (Loss) Income Per Share as
 Reported                           ($0.11)   $0.44   ($0.03)   $0.73

Foreign Exchange Loss (Gain)         $0.49   ($0.21)   $0.75   ($0.27)
Deferred Income Tax Benefit on
   Foreign Exchange Loss (Gain)     ($0.03)       -   ($0.05)       -
                                   -------- -------- -------- --------
Net Income Per Share Excluding
Certain Items                        $0.35    $0.23    $0.67    $0.46
                                   ======== ======== ======== ========


Cash Flow from Operations to EBITDA
(In Millions)
(unaudited)

                                  Three Months Ended  Six Months Ended
                                        June 30,          June 30,
                                     2003     2002     2003      2002
                                   -------- -------- -------- --------
Cash Flow from Operations             $6.3     $4.2    $13.7    $10.5

Changes in Working Capital            $0.9     $1.4     $1.7     $0.9
Income Taxes Paid                     $0.4        -     $0.4        -
Interest Paid                         $2.1     $2.4     $3.8     $4.2
Interest Received                    ($0.3)   ($0.1)  ($ 0.5)  ($ 0.4)
Other                                 $0.2    ($0.3)    $0.2   ($ 0.1)
                                   -------- -------- -------- --------
EBITDA                                $9.6     $7.6    $19.3    $15.1
                                   ======== ======== ======== ========



    CONTACT: Hungarian Telephone and Cable Corp.
             William T. McGann
             Controller and Treasurer
             Hungary: (011) 361-474-7700
             U.S.: 206-654-0204
                                                                Exhibit 99.1